PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL
(i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.


$156,000.00                                                  Jericho, New York
                                                             July 20, 1998


     FOR VALUE RECEIVED, the undersigned, MIKE'S ORIGINAL, INC., a Delaware corporation (the "Maker"), does hereby unconditionally promise to pay to the order of NEW YORKER ICE CREAM CORP., a New York corporation (the "Payee"), at the offices of the Payee located at 1122 Southern Boulevard, Bronx, New York 10459, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ONE HUNDRED FIFTY SIX THOUSAND DOLLARS ($156,000.00) in lawful money of the United States and immediately available funds, without interest payable in six (6) equal monthly installments of Twenty-Six Thousand Dollars ($26,000) each commencing thirty (30) days after the Closing, as defined in Asset Purchase Agreement ("Purchase Agreement") pursuant to which this Note was issued.

     An "Event of Default" under this Note shall exist if any one or more of the following shall occur and shall remain uncured by Maker thirty (30) days (except as provided below) after its receipt of notice of such default from Payee:

     (a) Failure by Maker to pay the principal of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise, or the failure by Maker to pay any interest on the Note fifteen (15) days after the Maker's receipt of notice from Payee that such amount is due; or

     (b) If any representation or warranty made by Maker in this Note, the Purchase Agreement or in the Security Agreement between the Maker and Payee (the "Security Agreement") shall prove to have been untrue or misleading in any material respect at the time made; or

     (c) Failure by Maker to make any payment due on the Assumed Obligation, as defined in the Purchase Agreement, fifteen (15) days after Maker's receipt of notice that such payment is due; or.

     (d) If an Event of Default under the Security Agreement shall occur and any grace period provided for therein shall have expired; or

     (e) If Maker shall take any action (by any person or persons having the capacity to do the same) to effect a dissolution or liquidation of Maker; or

     (f) If Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker admits in writing its inability to pay its debts as they mature, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or other relief with respect to it or its debts; or

     (g) There shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (g) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days; or

     (h) The Security Agreement shall cease, at any time after its execution and delivery and for any reason, to create a valid and perfected first priority security interest in and to the property subject thereto or the validity or priority of such security interest shall be contested by Maker or any of its affiliates or by any other person; or any of the other Financing Agreements (as defined below) shall at any time after their execution and delivery for any reason cease to be in full force and effect or shall be declared null or void, or the validity or enforceability thereof shall be contested by Maker or any of its affiliates or by any other person; or

     (i) Default by Maker in the performance or observance of any covenant or agreement contained herein or in any of the Financing Agreements; or

     (j) Maker's termination of its Employment Agreement with Ted Ketsoglou without cause; or

     (k) A final judgment for the payment of money in excess of $100,000.00 shall be rendered against Maker, and such judgment shall remain undischarged for a period of sixty (60) days from the date of entry thereof unless within such sixty (60) day period such judgment shall be stayed, appealed or otherwise contested by Maker.

     Maker may prepay, at any time, the unpaid principal balance of this Note or any portion thereof, together with all accrued and unpaid interest on the amount so prepaid. Amounts so prepaid shall be applied first to Maker's obligations under this Note in respect of interest, and second, to principal.

     Maker may set off at anytime, against the unpaid principal balance of this Note, any amount payable to Maker as an indemnity or otherwise due to Maker as a result of any default under the Purchase Agreement by Payee provided Maker provides Payee with thirty (30) days written notice of such default and such default remains uncured at the end of the notice period.

     This Note is secured by the "Collateral", as defined in the Security Agreement, together with all other collateral in which Maker now or hereafter grants to Payee a security interest and any supplement, agreement, document or instrument now or at any time hereafter executed and/or delivered in connection with this Note, the Purchase Agreement or the Security Agreement (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the Financing Agreements.

     In the event an Event of Default occurs as a result of Maker's failure to make any payment due Payee, the interest rate on any unpaid principal installments due under this Note shall be fifteen percent (15%) until the Event of Default is cured.

     If any Event of Default hereunder shall occur for any reason, then, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may if, such Event of Default remains uncured after Payee has provided Maker with an additional thirty (30) days notice of intention to accelerate repayment, declare any or all of Maker's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

     Maker (i) waives diligence, demand, presentment and protest, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

     Payee shall not be required to resort to any Collateral for payment, but may proceed against Maker and any guarantors or endorses hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

     The provisions of this Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given.

     In the event of any litigation with respect to this Note, the Maker waives the right to a trial by jury and, except as set forth herein, all rights of set off and rights to interpose counterclaims, consents to the nonexclusive jurisdiction of the Supreme Court of the State of New York located in Nassau County and the United States District Court for the Eastern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, and further consents that any process or notice of motion or other application to said courts or judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said courts. Within thirty days after such mailing, Maker shall appear in answer to such process or notice of motion or other application to said courts, failing which Maker shall be deemed in default and judgment may be entered by Payee against Maker for the amount of the claim and other relief requested therein.

     The execution and delivery of this Note has been authorized by the Board of Directors of Maker and by any necessary vote or consent of the stockholders of Maker. This Note shall be governed by and construed, and all rights and obligations hereunder and thereunder determined, in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee, its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

     Whenever used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors and assigns.


                                        MIKE'S ORIGINAL, INC.


                                        By:_________________________
                                        Title: _______________________